                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                            TAVA Technologies, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                                                                    [LOGO]

                            TAVA TECHNOLOGIES, INC.
                     7887 EAST BELLEVIEW AVENUE, SUITE 820
                           ENGLEWOOD, COLORADO 80111

                    ----------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
       TUESDAY, FEBRUARY 16, 1999, AT 10:00 A.M., MOUNTAIN STANDARD TIME

                    ----------------------------------------

                                DENVER MARRIOTT
                                  TECH CENTER
                                EVERGREEN A ROOM
                            4900 S. SYRACUSE STREET
                                DENVER, COLORADO

                    ----------------------------------------

                                                                January 11, 1999

Dear Fellow Shareholder:

    You are cordially invited to attend the 1998 Annual Meeting of Shareholders to consider and act upon the following matters:

1.   Election of five directors to terms expiring at the next annual meeting;

2. Approval of an amendment to the 1997 Stock Option and Stock Bonus Plan to reserve an additional 1,000,000 shares of Common Stock for issuance pursuant to the plan; and

3.   Such other business properly brought before the meeting.

    The proxy statement describing the matters to be acted upon at the Meeting is contained in the following pages.

    We will also give you a brief report on the operations of the Company. We hope you will be able to attend.

    Your vote is important. Whether or not you plan to attend, please date, sign and mail the enclosed proxy card as soon as possible. This will not prevent you from voting in person if you attend the meeting.

                                          Sincerely,

                                          John Jenkins
                                          CHAIRMAN, PRESIDENT
                                          AND CHIEF EXECUTIVE OFFICER

                                                                    [LOGO]

                            TAVA TECHNOLOGIES, INC.
                     7887 EAST BELLEVIEW AVENUE, SUITE 820
                           ENGLEWOOD, COLORADO 80111

--------------------------------------------------------------------------------

                                PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                               FEBRUARY 16, 1999

--------------------------------------------------------------------------------
                                                                January 11, 1999

To Our Shareholders:

    The Board of Directors of TAVA Technologies, Inc. (the "Company" or "TAVA") is soliciting proxies to be used at the 1998 Annual Meeting and at any adjournments or postponements thereof. This proxy statement and proxy card will be mailed to shareholders on or about January 14, 1999.

                              GENERAL INFORMATION

SOLICITATION

    The enclosed proxy is being solicited by the Board of Directors of the Company. The cost of the solicitation will be borne by the Company. In addition to solicitations by mail, solicitations may be made by personal interview, telephone and telegram by directors and officers of the Company. No compensation will be paid to the directors and officers of the Company for soliciting proxies. The Company will reimburse banks, brokers and others holding shares in their names or the names of the nominees or otherwise for reasonable out-of-pocket expenses incurred in sending proxies and proxy materials to the beneficial owners of such shares.

QUORUM REQUIREMENT

    A quorum of shareholders is necessary to hold a valid meeting. If at least one-third of the shares outstanding as of the record date are present in person or by proxy, a quorum will exist. In the event there are not sufficient shares present for a quorum or to approve any proposals at the time of the meeting, the meeting may be adjourned in order to permit further solicitation of proxies. Abstentions and broker non-votes are counted as present for establishing a quorum. A broker non-vote occurs when a broker votes on some matters on the proxy card but does not have authority to vote on other matters.

VOTING RIGHTS AND VOTES REQUIRED

    Holders of shares of TAVA common stock at the close of business on December 28, 1998, the record date, are entitled to receive notice of, and to vote at, the meeting. On the Record Date, 22,151,533 shares of common stock were outstanding. Holders of common stock are entitled to one vote per share.

    Directors are elected by a plurality vote of shares present at the meeting, without regard for either broker non-votes or abstentions, meaning that the director nominee with the most affirmative votes for a particular seat is elected for that seat. In an uncontested election for directors, the plurality requirement is not a factor, since the number of candidates is equal to the number of available seats. Other matters require an affirmative vote of the majority of the shares present at the meeting. On matters other than director elections, abstentions are considered as a "no" vote, and broker non-votes have no effect. Shareholders are not allowed to cumulate votes in the election of directors.

    The Company does not know of any matters to be acted upon at the meeting, other than those discussed in this statement. If any other matter is presented on which a vote may properly be taken, the proxies will use their best judgment in casting their vote.

    American Stock Transfer & Trust Company, Inc., Denver, Colorado, the Company's transfer agent, will determine whether a quorum exists, receive proxies and ballots, tabulate the vote and serve as inspector of election at the meeting.

VOTING AND REVOCABILITY OF PROXIES

    All properly executed proxies received at the offices of the Company's Transfer Agent by 10:00 a.m., Mountain time, on February 15, 1999 will be voted as specified in the proxy. Unless contrary instructions are indicated on the proxy, the shares of Common Stock represented by such proxy will be voted "FOR" the election of John Jenkins, Robert L. Costello, Robert C. Pearson, Rick L. Schleufer and Kenneth C. O'Brien to the Board of Directors, and "FOR" Proposal Two.

    Returning the enclosed proxy does not preclude the right to vote in person should the shareholder giving the proxy so desire. A proxy may be revoked at any time prior to the vote by: providing notice in writing that the proxy is revoked; presenting to the Company a later-dated proxy; or by attending the meeting and voting in person.

ANNUAL REPORT

    The Company's 1998 Annual Report to Shareholders, which includes Financial Statements for the fiscal year ended June 30, 1998, is being mailed to shareholders with this proxy statement, but is not incorporated into this proxy statement and is not to be considered a part of the proxy statement or soliciting materials.

                             SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth, as of December 1, 1998, the number of voting shares represented by the securities beneficially owned by any person (including any "group") who is known to the Company to be the beneficial owner of more than five percent of any class of the Company's voting securities outstanding on that date.

                                                              AMOUNT AND NATURE OF
                                                              BENEFICIAL OWNERSHIP
TITLE OF CLASS       NAME AND ADDRESS OF BENEFICIAL OWNER       OF VOTING SHARES    % OF VOTING SHARES
-----------------  -----------------------------------------  --------------------  -------------------
Common Stock       Kevin Fallon                                      1,529,574(1)             6.9%
                   7887 E. Belleview Avenue, Suite 820
                   Englewood, CO 80111

------------------------

(1)  Includes shares underlying 133,334 currently exercisable options.

    The following table sets forth, as of December 1, 1998, the number of voting shares beneficially owned by: (a) all Directors and Director nominees of the Company; (b) all executive officers of the Company required to be named in the Summary Compensation Table; and, (c) all Directors and executive officers of the Company as a group. All of the shares reflected below are shares of common stock.

                                                                      AMOUNT AND NATURE OF
                                                                 BENEFICIAL OWNERSHIP OF VOTING
NAME OF BENEFICIAL OWNER                                                     SHARES               % OF VOTING SHARES
---------------------------------------------------------------  ------------------------------  ---------------------
John Jenkins                                                                   791,600(1)                    3.6%

Kevin Fallon                                                                 1,529,574(2)                    6.9%

Douglas H. Kelsall                                                             157,600(3)                      *

Larry B. Hagewood                                                              115,000(4)                      *

Robert C. Pearson                                                            1,062,635(5)                    4.8%

Robert L. Costello                                                              28,000(6)                      *

Rick L. Schleufer                                                               15,000(7)                      *

Kenneth C. O'Brien                                                                  --                        --

Directors and Executive Officers as a group                                  3,699,409(8)                   16.8%

------------------------

*   Less than one percent.

(1) Includes 492,750 shares that are currently issuable upon exercise of stock options.

(2) Includes 133,334 shares that are currently issuable upon exercise of stock options.

(3) Includes 105,000 shares that are currently issuable upon exercise of stock options.

(4) Represents shares that are currently issuable upon exercise of stock options.

(5) Represents 1,009,635 shares that are currently issuable upon conversion of the Company's 9% Convertible Debentures held by two investment funds that are advised by Renaissance Capital Group, and a Warrant currently exercisable for 25,000 shares held by one of those funds. Mr. Pearson has disclaimed beneficial ownership of these shares. Also represents 28,000 shares that are currently issuable upon exercise of stock options.

(6) Represents shares that are currently issuable upon exercise of stock options.

(7) Includes 12,000 shares that are currently issuable upon exercise of stock options.

(8) Includes 939,084 shares that are currently issuable upon exercise of stock options and stock purchase warrants that are currently exercisable held by all executive officers and directors as a group.

                                   MANAGEMENT

    The Company's executive officers are elected by the Board of Directors to serve for a term expiring at the next Annual Meeting. There are no family relationships among any of the Company's directors and executive officers.

    The following table sets forth names and ages of all executive officers and directors, and all persons nominated to serve as directors and the positions and offices that each person holds with the Company:

NAME                            AGE   POSITION
------------------------------  ---   -------------------------------------------------
John Jenkins                    48    Chairman of the Board of Directors, President and
                                      Chief Executive Officer

Kevin Fallon                    45    Chief Operating Officer

Douglas H. Kelsall              44    Chief Financial Officer and Secretary

Larry B. Hagewood               49    Executive Vice President, Sales and Marketing

Robert C. Pearson               63    Director

Robert L. Costello              46    Director

Rick L. Schleufer               45    Director

Kenneth C. O'Brien              58    Director Nominee

Judith A. Draper resigned from the Board in March 1998.

DIRECTORS AND DIRECTOR NOMINEES

    JOHN JENKINS. Mr. Jenkins has served as President, Chief Executive Officer, and a Director of the Company since January 1995 and as Chairman of the Board since August 1997. He also serves as a director of TAVA/R.W. Beck LLC. Prior to joining the Company, he served as president of Morgan Technical Ceramics, Inc., a wholly-owned subsidiary of Morgan Crucible plc, a diversified industrial products company based in England and publicly-traded on the London stock exchange. Prior to his tenure at Morgan Technical, Mr. Jenkins was vice president and general manager of the Structural Ceramic Division of Coors Ceramic Company, a subsidiary of Adolph Coors Company. Mr. Jenkins holds a Bachelor of Science degree in Mechanical Engineering from the University of Washington, and a Juris Doctor degree from the University of Denver, Denver, Colorado.

    ROBERT C. PEARSON. Mr. Pearson has been a Director since May 1997. He has been associated with Renaissance Capital Group, Inc. since April 1994, presently serving as senior vice president, director of corporate finance. Mr. Pearson served as executive vice president of the Thomas Group from May 1990 to March 1994. For 25 years prior to that time, he held various senior management positions at Texas Instruments, including vice president of finance from October 1983 to June 1985. Mr. Pearson holds a Bachelor of Science degree from the University of Maryland and a Master of Business Administration from the University of Michigan. Mr. Pearson holds directorships in the following public companies: Poore Brothers, Inc. and Interscience Computer.

    ROBERT L. COSTELLO. Mr. Costello has been a Director since May 1997. Mr. Costello has served as executive vice president of URS Greiner, Inc. and vice president and director of URS Corporation since April 1996. He has served as a director and chief executive officer of Greiner Engineering, Inc. from February 1994 to August 1995 and vice president and chief financial officer of Greiner Engineering, Inc. from 1987 to February 1994. Mr. Costello holds a Bachelor of Arts degree from Western State College of Colorado and a Master of Business Administration from the University of Oregon.

    RICK L. SCHLEUFER. Mr. Schleufer has been a Director since January 1998. Mr. Schleufer has been employed by Enterprise Software, Inc. since 1986, presently serving as a director of Enterprise Software, Inc. and group chief executive officer of Enterprise Systems Group, Ltd. From 1979 to 1986, he founded and was chief executive of several small business enterprises. Prior to the management of these ventures, Mr. Schleufer was employed by the national accounting firm of Grant Thornton. Mr. Schleufer holds a Bachelor of Science degree in Business and Accounting from the University of Colorado, and is a Certified Public Accountant.

    KENNETH C. O'BRIEN. Mr. O'Brien, a Director nominee, served as president and CEO of R.W. Beck, Inc. from 1995 through 1998. Prior thereto, he had served as managing director of operations for R.W. Beck, Inc. since 1982. R.W. Beck, Inc. is a national consulting engineering firm with approximately 500 employees, serving primarily power, water and telecommunications utilities. Currently, he serves as managing director of operations of R.W. Beck, Inc. and serves as a director of TAVA/R.W. Beck LLC. Mr. O'Brien holds a Bachelor of Science degree in Mechanical Engineering from Oregon State University.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

    KEVIN FALLON. Mr. Fallon has served as Chief Operating Officer since joining the Company in December 1996. He also serves as a director of TAVA/R.W. Beck LLC. During 1982, he founded and acted as president and chief executive officer of All Control Systems Inc., which the Company acquired in December 1996. Prior to that time, Mr. Fallon held management positions in quality and process control, design engineering and testing and sales engineering. Mr. Fallon holds a Bachelor of Science degree from Drexel University and a Master of Business Administration from the Wharton School of Business, University of Pennsylvania.

    DOUGLAS H. KELSALL. Mr. Kelsall has served as Chief Financial Officer of the Company since June 1997. He also serves as a director of TAVA/R.W. Beck LLC. Prior to joining the Company, Mr. Kelsall served as chief financial officer of Evolving Systems, Inc. from December 1995 to June 1997, as president of Caribou Capital Corporation from June 1993 to December 1997, and in various management and Vice President positions at Colorado National Bank from October 1978 to June 1993. Mr. Kelsall holds a Bachelor of Arts degree from the University of Colorado and a Master of Business Administration from the University of Denver.

    LARRY B. HAGEWOOD. Mr. Hagewood has served as Executive Vice President of the Company since September 1997. Prior to joining the Company, he served for six years as group vice president of the Systems Business for Elsag Bailey, a global supplier of automation solutions to the industrial manufacturing market. Mr. Hagewood holds a Bachelor of Science degree in Nuclear Physics from Auburn University.

MEETINGS OF THE BOARD AND COMMITTEES

    The Board of Directors held seven formal meetings in the fiscal year ended June 30, 1998. Other board action throughout the year was accomplished by unanimous written consent, after informal discussion among Board Members. During the 1998 fiscal year, each incumbent director attended at least 75% of the aggregate number of meetings of the Board of Directors and any committee thereof on which he served. In addition to formal meetings, the Board acted numerous times during fiscal 1998 by unanimous consent after telephonic discussion among the members.

    The Audit Committee of the Board of Directors is comprised of Messrs. Jenkins, Costello, and Schleufer. The Compensation Committee is comprised of Messrs. Jenkins, Costello and Pearson. Mr. Jenkins, who is also an executive officer of the Company, abstains from all Compensation Committee actions affecting his own compensation.

    The Board of Directors does not have a standing nominating committee, or other committee performing similar functions.

SECTION 16(a) - BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's directors and executive officers and persons who own more than ten percent of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Directors, officers and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports filed.

    Based solely on its review of the copies of the reports it received from persons required to file, and written representations it received from these persons, the Company believes that during the fiscal year ended June 30, 1998 all filing requirements applicable to its officers, directors and greater than ten percent shareholders were complied with except as follows: the Form 3 due ten days following the election of Larry B. Hagewood as an executive officer was not timely filed; Kevin Fallon did not timely file two reports on Form 4 relating to two sales during July 1997 and nine purchases during October 1997; and Robert C. Pearson did not timely file three reports on Form 4 relating to two conversions and two sales during April 1998, two sales during May 1998, and one conversion and five sales during June 1998, all relating to securities held of record by Renaissance Capital Growth & Income Fund III, Inc. and Renaissance U.S. Growth & Income Trust PLC. Mr. Fallon's transactions were reported on a Form 5 for the fiscal year ended June 30, 1998 which was not timely filed. Mr. Pearson's transactions were reported on an amended Form 5 for the fiscal year ended June 30, 1998 which was not timely filed.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

    The following table sets forth information regarding compensation paid during the past three fiscal years to the Company's Chief Executive Officer and to any of the Company's four most highly compensated executive officers who earned total salary and bonus in excess of $100,000 per annum during the fiscal year ended June 30, 1998.

                           SUMMARY COMPENSATION TABLE

                                                                 LONG-TERM COMPENSATION
                                                           -----------------------------------
                                                                    AWARDS
                                  ANNUAL COMPENSATION      -------------------------   PAYOUTS
                               -------------------------                               -------
                                                   (e)        (f)           (g)
         (a)                                      OTHER    RESTRICTED    SECURITIES      (h)           (i)
      NAME AND         (b)       (c)       (d)    ANNUAL     STOCK       UNDERLYING     LTIP        ALL OTHER
 PRINCIPAL POSITION    YEAR     SALARY    BONUS   COMP.      AWARDS     OPTIONS/SARS   PAYOUTS   COMPENSATION (1)
---------------------  ----    --------  -------  ------   ----------   ------------   -------   ----------------
JOHN JENKINS           1998    $182,700  $20,000   --        --            --           --            $7,937
Chairman, President    1997    $165,000  $30,000   --        --           450,000(2)    --            $7,726
and CEO                1996    $146,400    --      --        --            --           --           --

KEVIN FALLON           1998    $158,300  $18,000   --        --            --           --            $6,000
Chief Operating        1997(3) $ 87,500  $18,000   --        --           200,000(4)    --            $7,007
Officer                1996       --       --      --        --            --           --           --

DOUGLAS H. KELSALL     1998(5) $138,000  $ 8,000   --        --            --           --            $3,600
Chief Financial        1997       --       --      --        --           300,000(6)    --           --
Officer                1996       --       --      --        --            --           --           --

LARRY B. HAGEWOOD      1998(7) $143,700    --      --        --           225,000(8)    --            $5,300
Vice President, Sales  1997       --       --      --        --            --           --           --
and Marketing          1996       --       --      --        --            --           --           --

------------------------------

(1) Represents the value of term life insurance, the premiums for which were paid by the Company, and/or the value of an automobile provided for the executive's personal use.

(2) John Jenkins was granted non-qualified options to purchase 450,000 shares of common stock in connection with the January 28, 1997 extension of his employment agreement. The options become exercisable over the two-year term of the agreement.

(3)  Represents compensation commencing December 1, 1996.

(4) Kevin Fallon was granted non-qualified options to purchase 200,000 shares of common stock in connection with his employment agreement dated December 1, 1996. The options become exercisable over the term of the agreement.

(5)  Represents compensation commencing July 15, 1997.

(6) Douglas H. Kelsall was granted non-qualified options to purchase 300,000 shares of common stock in connection with his employment agreement. The options become exercisable over the term of the agreement.

(7)  Represents compensation commencing August 15, 1997.

(8) Larry B. Hagewood was granted non-qualified options to purchase 225,000 shares of common stock in connection with his employment agreement. The options become exercisable over the term of the agreement.

OPTION AND STOCK APPRECIATION RIGHT GRANTS TABLE

    The following table sets forth information regarding the grant of options and stock appreciation rights during the fiscal year ended June 30, 1998, to any of the executive officers required to be named in the Summary Compensation Table.

                                            (b)                      (c)
                                   NUMBER OF SECURITIES    % OF TOTAL OPTIONS/SARS         (d)              (e)
              (a)                 UNDERLYING OPTIONS/SARS  GRANTED TO EMPLOYEES IN  EXERCISE OR BASE     EXPIRATION
NAME                                    GRANTED (#)              FISCAL YEAR          PRICE ($/SH)          DATE
---------------------------------------------------------------------------------------------------------------------
Larry B. Hagewood                           75,000                     8.6%             $    2.09          July 2007
                                            75,000                     8.6%             $    3.14          July 2007
                                            75,000                     8.6%             $    3.66          July 2007

AGGREGATED OPTION AND STOCK APPRECIATION RIGHT EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION AND STOCK APPRECIATION RIGHT VALUES.

    The following table sets forth information regarding option and stock appreciation right exercises during the fiscal year ended June 30, 1998, by any of the executive officers required to be named in the Summary Compensation Table.

                                                                      (d)
                                                            ------------------------             (e)
                                  (b)                         NUMBER OF SECURITIES    --------------------------
                             --------------                  UNDERLYING UNEXERCISED      VALUE OF UNEXERCISED
                               NUMBER OF          (c)          OPTIONS OR SARS AT      IN-THE- MONEY OPTIONS OR
            (a)                  SHARES      -------------      FISCAL YEAR END        SARS AT FISCAL YEAR END
---------------------------   ACQUIRED ON        VALUE           (EXERCISABLE/              (EXERCISABLE/
           NAME                 EXERCISE       REALIZED          UNEXERCISABLE)           UNEXERCISABLE)(1)
---------------------------  --------------  -------------  ------------------------  --------------------------
John Jenkins:
  Exercisable                     108,500     $   608,500             376,500                $  2,912,800
  Unexercisable                                                       200,000                $  1,476,000

Kevin Fallon:
  Exercisable                          --     $        --             133,334                $  1,017,300
  Unexercisable                                                        66,666                $    508,700

Douglas H. Kelsall:
  Exercisable                      80,000     $   413,600              20,000                $    169,200
  Unexercisable                                                       200,000                $  1,514,000

Larry B. Hagewood:
  Exercisable                      35,000     $   325,100              40,000                $    311,600
  Unexercisable                                                       150,000                $    972,000

------------------------

(1) The year-end value represents the difference between the option exercise prices (ranging from $1.20 to $3.66 per share) and the $9.88 market value of the Company's common stock on June 30, 1998, multiplied by the number of shares under option. Market value represents the closing price reported by NASDAQ on June 30, 1998.

LONG-TERM INCENTIVE PLAN AWARDS

    During the fiscal year ended June 30, 1998, the Company did not make any LTIP grants not disclosed above.

COMPENSATION OF DIRECTORS

    The Company pays no cash compensation to directors for their service as such. Pursuant to the Company's 1998 Non-Employee Director Stock Option Plan, automatic grants of 4,000 stock options are made to each non-employee director each calendar quarter. The exercise price of the stock options is equal to the fair market value on the date of grant. The options expire five years from the date of grant.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

    The Company has entered into the following employment agreements with the executive officers required to be named in the Summary Compensation Table.

    The Company has a two year employment agreement with John Jenkins which expires in January 1999, but will be renewed automatically for one year periods unless written notice is provided by either party, providing for a minimum annual salary in the amount of $195,000 during the current contract year. The employment agreement provided for the grant of 450,000 stock options exercisable at $2.50 per share which vest as follows: January 1997, 100,000; December 1997, 150,000; and December 1998, 200,000. The
stock options expire in January 2007. The Company is obligated to pay the premium on a term life insurance policy with a death benefit of $500,000 for which Mr. Jenkins names the beneficiary. In the event of a change in control, the Company is obligated to pay Mr. Jenkins his base salary then in effect for a period of 24 months following a notice of termination.

    The Company has a two year employment agreement with Kevin Fallon which expires in December 1998, but will be renewed automatically for one year periods unless written notice is provided by either party, providing for a minimum annual salary in the amount of $175,000 and a bonus of not less than $15,000 during the current contract year. The employment agreement provided for the grant of 200,000 stock options exercisable at $2.25 per share which vest as follows: February 1997, 66,667; February 1998, 66,667; and February 1999, 66,666. The stock options expire on February 2007. The Company is obligated to pay the premium on a term life insurance policy with a death benefit of at least $250,000 for which Mr. Fallon names the beneficiary. In the event of a change in control, the Company is obligated to pay Mr. Fallon his base salary then in effect for a period of 12 months following a notice of termination.

    The Company has a two year employment agreement with Douglas H. Kelsall which expires in June 1999 but will be automatically renewed on each anniversary for one year periods unless written notice of non-renewal is given by either party, providing for a minimum annual salary of $145,000 during the current contract year, and a bonus of not less than $15,000 per year. The employment agreement provided for the grant of 300,000 stock options which vest as follows:
July 1997, 100,000 at an exercise price of $1.42 per share; July 1998, 100,000 at an exercise price of $2.13 per share; and July 2000, 100,000 at an exercise price of $2.49 per share. The stock options expire in May 2007. In the event of a change in control, the Company is obligated to pay Mr. Kelsall his base salary then in effect for a period of 24 months following a notice of termination.

    The Company has a two year employment agreement with Larry B. Hagewood which expires in July 1999 but will be automatically renewed on each anniversary for one year periods unless written notice of non-renewal is given by either party, providing for a minimum annual salary in the amount of $160,000. The employment agreement provided for the grant of 225,000 stock options which vest as follows:
July 1997, 75,000 at an exercise price of $2.09 per share; July 1998, 75,000 at an exercise price of $3.14 per share; and July 2000, 75,000 at an exercise price of $3.66 per share. The stock options expire in July 2007. In the event of a change in control, the Company is obligated to pay Mr. Hagewood his base salary then in effect for a period of 12 months following a notice of termination.

REPORTS ON REPRICING OF OPTIONS AND STOCK APPRECIATION RIGHTS

    During the fiscal year ended June 30, 1998, the Company did not amend or adjust the terms of any stock option or SAR previously awarded to any of the named executive officers.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    An executive officer of the Company is a Board member of a financial consulting company and a partner in its affiliate. The consulting company has made investments in private placements of the Company's securities. Since joining the Company, the officer has abstained in all matters relating to the financial consulting company's investment in the Company.

    An executive officer who also is a principal shareholder of the Company is an owner of an entity for which the Company performs subcontract work. Billings to the related entity were approximately $1,448,000 and $1,154,000 during the years ended June 30, 1998 and 1997, respectively.

                                 PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

    The Company's Bylaws provide that the number of directors shall be set by resolution of the Board, but shall be not less than three. Currently the Board consists of four directors. Immediately following the Annual Meeting, the Board will consist of five directors. Directors are elected for a term which expires at the next annual meeting of shareholders or until their resignation, disqualification or removal from office. Vacancies on the Board of Directors may be filled by a majority of the remaining members.

    The Board of Directors has nominated one new director, and its four current members, for election, and recommends a vote "FOR" the election of Messrs. Jenkins, Costello, Pearson, Schleufer and O'Brien. Unless otherwise specified, the enclosed proxy will be voted "FOR" the election of the Board of Directors' slate of nominees. Neither management nor the Board of Directors of the Company is aware of any reason which would cause any nominee to be unavailable to serve as a director. Discretionary authority may be exercised by the proxy holders named in the enclosed proxy to vote for a substitute nominee proposed by the Board of Directors if any nominee becomes unavailable for election. At this time, the Board knows of no reason why any nominee might be unavailable to serve.

                                 PROPOSAL NO. 2
                      RESERVATION OF ADDITIONAL SHARES FOR
                   THE 1997 STOCK OPTION AND STOCK BONUS PLAN

    At the 1997 Annual Meeting, shareholders approved the 1997 Stock Option and Bonus Plan (the "Plan"), reserving a maximum of 2,200,000 shares of common stock to be issued from time to time as "bonus shares" or upon the exercise of options. The Plan includes: (i) options intended to qualify as "incentive stock options" under Section 422 of the Internal Revenue Code of 1986; (ii) non-qualified options which are not intended to qualify as "Incentive Options;" and (iii) shares issuable as compensation. Subsequently, the Board reserved an additional 1,000,000 shares for issuance pursuant to the Plan. As of December 1, 1998, options to purchase 2,456,000 shares have been granted under the Plan. No Bonus Shares had been issued.

    Shareholder approval of the additional reservation of shares is sought to qualify those shares under Rule 16b-3 of the Securities and Exchange Act of 1934, as amended, and thereby render certain transactions under the Plan exempt from certain provisions of Section 16 of that Act, and to permit the issuance of options which will qualify as Incentive Options pursuant to the Code.

    The Plan is intended to provide incentives to officers, directors, employees and other persons, including consultants and advisers, who contribute to the success of the Company by offering them the opportunity to acquire an ownership interest in it. The Board of Directors believes that this also will help to align the interests of the Company's management and employees with the interests of shareholders. The terms of the Plan concerning the Incentive Options and Non-Qualified Options are substantially the same except that only employees of the Company or its subsidiaries are eligible to receive Incentive Options; employees and other persons are eligible to receive Non-Qualified Options. The number of shares reserved for issuance under the Plan is a maximum aggregate so that the number of Incentive Options and/ or Non-Qualified Options that may be granted reduces the number of bonus shares which may be granted, and vice versa.

ADMINISTRATION OF THE PLAN

    The Plan is administered by the Compensation Committee, which may consist of either (i) the Company's Board of Directors, or (ii) a committee, appointed by the Board of Directors, of two or more directors. The Committee may delegate, and has delegated, to one or more executive officers the power to grant options or stock bonuses to employees, consultants or advisors of the Company, provided, however, that grants to directors or executive officers of the Company, or any other person subject to Section 16 of the Exchange Act may not be made pursuant to such delegated authority.

    In addition to determining who will be granted options or bonus shares, the Committee has the authority and discretion to determine when options and bonus shares will be granted and the number of options and bonus shares to be granted. The Committee also may determine a vesting and/or forfeiture schedule for bonus shares and/or options granted, the time or times when each option becomes exercisable, the duration of the exercise period for options and the form or forms of the agreements, certificates or other instruments evidencing grants made under the Plan. The Committee also may impose additional conditions or restrictions not inconsistent with the provisions of the Plan. The Committee may adopt, amend and rescind such rules and regulations as in its opinion may be advisable for the administration of the Plan.

    The Committee also has the power to interpret the Plan and the provisions in the instruments evidencing grants made under it, and is empowered to make all other determinations deemed necessary or advisable for the administration of it. Unless sooner terminated by the Committee, the Plan will terminate on April 14, 2007. Neither Bonus Shares nor Options can be granted after that date, although Options granted before the Plan terminates will expire in accordance with their terms, even if after the Plan termination date.

ELIGIBILITY

    Participants in the Plan may be selected by the Committee from employees, officers and directors of, and consultants and advisors to, the Company and its subsidiary and affiliated companies. The Committee may take into account the duties of persons selected, their present and potential contributions to the success of the Company and such other considerations as the Committee deems relevant to the purposes of the Plan.

    The grant of Options or Stock Bonuses under the Bonus Plan does not confer any rights with respect to continuation of employment, and does not interfere with the right of the recipient or the Company to terminate the recipient's employment, although a specific grant of Options or Shares may provide that termination of employment or cessation of service as an employee, officer, director, or consultant may result in forfeiture or cancellation of all or a portion of the Bonus Shares or Options. In general, if a grantee is released by the Company as an employee, officer, director, or consultant for cause, any unexercised Options will terminate, and any non-vested Bonus Shares will be canceled, immediately.

ADJUSTMENT

    In the event a change, such as a stock split, is made in the Company's capitalization which results in an exchange or other adjustment of each share of common stock for or into a greater or lesser number of shares, appropriate adjustments will be made to unvested bonus shares and in the exercise price and in the number of shares subject to each outstanding option. The Committee also may make provisions for adjusting the number of bonus shares or underlying outstanding options in the event the Company effects one or more reorganizations, recapitalizations, right offerings, or other increases or reductions of shares of the Company's outstanding common stock. Options and bonus shares may provide that in the event of the dissolution or liquidation of the Company, a corporate separation or division or the merger or consolidation of the Company, the holder may exercise the option on such terms as it may have been exercised immediately prior to such dissolution, corporate separation or division or merger or consolidation and that bonus shares will vest immediately. The Plan also provides that in the event of a tender offer or exchange offer for the Company, certain mergers or consolidations, or certain changes in control of the Company or of its Board of Directors, outstanding options and bonus shares previously subject to vesting provisions will vest immediately.

SALE OF BONUS SHARES AND SHARES UNDERLYING OPTIONS

    The Company has filed a Registration Statement with the Securities and Exchange Commission to permit public sale of the bonus shares and the shares of common stock purchased upon exercise of the options issued under the Plan without limitation by persons who are not "affiliates" of the Company and to permit public sale, subject to the volume, manner and notice of sale provisions of Rule 144 under the Securities Act of 1933, by persons who are "affiliates" of the Company. "Affiliates" of the Company are persons who, directly or indirectly, control, are controlled by, or are under common control with, the Company or its subsidiaries. Control is presumed to exist in circumstances of beneficial ownership of 10% or more of an entity's voting securities.

OTHER PROVISIONS

    The exercise price of any Incentive Option granted under the Plan must be no less than 100% of the "fair market value" of the Company's Common Stock on the date of grant. The exercise price of any Non-Qualified Option granted under the Plan must be no less than 85% of the fair market value on the date of grant. Fair market value is defined in the Plan as the most recent closing sale price of the common stock as reported by Nasdaq.

    The exercise price of an option may be paid in cash, in shares of the Company's common stock or other property having a fair market value equal to the exercise price of the option, or in a combination of cash, shares and property. The Board of Directors shall determine whether or not property other than cash or common stock may be used to purchase the shares underlying an option and shall determine the value of the property received.

INCOME TAX CONSEQUENCES OF THE PLAN

    The Incentive Options issuable under the Plan are structured to qualify for favorable tax treatment to recipients provided by Section 422 of the Internal Revenue Code. Pursuant to Section 422 of the Code, optionees will not be subject to federal income tax at the time of the grant or at the time of exercise of an Incentive Option. In addition, provided that the stock underlying the option is not sold within two years after the grant of the option and is not sold within one year after the exercise of the option, then the difference between the exercise price and the sales price will be treated as long-term capital gain or loss. An optionee also may be subject to the alternative minimum tax upon exercise of the options. The Company will not be entitled to receive any income tax deductions with respect to the granting or exercise of Incentive Options or the sale of the common stock underlying the options. The exercise price of Incentive Options granted cannot be less than the fair market value of the underlying common stock on the date the options were granted. In addition, the aggregate fair market value (determined as of the date an option is granted) of the common stock underlying the options granted to a single employee which become exercisable in any single calendar year may not exceed the maximum permitted by the Internal Revenue Code for Incentive Options. This amount is currently $100,000. No Incentive Option may be granted to an employee who, at the time the option would be granted, owns more than ten percent of the outstanding stock of the Company unless the exercise price of the options granted to the employee is at least 110 percent of the fair market value of the stock subject to the option and the option is not exercisable more than five years from the date of grant.

    Non-Qualified Options will not qualify for the special tax benefits given to Incentive Options under Section 422 of the Code. An optionee does not recognize any taxable income at the time he or she is granted a Non-Qualified Option. However, upon exercise of the option, the optionee recognizes ordinary income for federal income tax purposes measured by the excess, if any, of the then fair market value of the shares over the exercise price multiplied by the number of shares. The ordinary income recognized by the optionee will be treated as wages and will be subject to income tax withholding by the Company. Upon an optionee's sale of shares acquired pursuant to the exercise of a Non-Qualified Option, any difference between the sale price and the fair market value of the shares on the date when the option was exercised will be treated as long-term or short-term capital gain or loss. Upon an optionee's exercise of a Non-Qualified Option, the Company will be entitled to a tax deduction in the amount recognized as ordinary income to the optionee provided that the Company effects withholding with respect to the deemed compensation.

    With respect to bonus shares, generally, a grantee will recognize as ordinary income the fair market value of the bonus shares as of the date of receipt.

NEW PLAN BENEFITS

    As of December 1, 1998, 2,456,000 options were outstanding under the Plan. The Company has allocated 100,000 Incentive Stock Options to be available for grant to employees of Mangan, Inc. if and when Mangan, Inc. is acquired by the Company, and intends to award options to executives in connection with renewals or extensions of employment agreements.

    The following table sets forth information concerning the stock options granted under the Plan during fiscal 1998 to: the Company's Chief Executive Officer and each other executive officer of the Company required to be named in the Summary Compensation Table; to all current executive officers of the Company as a group; and to all other employees, including all current officers who are not executive officers, as a group:

                                                        NUMBER OF SHARES OF
                                                           COMMON STOCK                          MARKET PRICE ON
                                                        UNDERLYING OPTIONS    EXERCISE OR BASE    DATE OF GRANT
NAME AND POSITION                                               (#)             PRICE ($/SH)          ($/SH)
-----------------------------------------------------  ---------------------  ----------------  ------------------
John Jenkins, CEO                                              None                 N/A                N/A
Larry B. Hagewood, Executive Vice
  President(1)                                                225,000          $2.09 - $3.66          $2.09
All current executive officers as a group                     225,000 (2)      $2.09 - $3.66          $2.09
Directors who are not executive officers                       None                 N/A                N/A
All others, including non-executive officers                  570,000          $1.41 - $13.23     $1.41 - $13.23

------------------------

(1) Granted pursuant to employment agreement and exercisable in installments as follows: 75,000 on July 16, 1997; 75,000 on July 16, 1998; and 75,000 on
    July 16, 2000.

(2)  Represents options granted to Larry B. Hagewood.

VOTE REQUIRED; RECOMMENDATION OF THE BOARD OF DIRECTORS

    Approval of the reservation of additional shares under the Plan requires the affirmative vote of the majority of shares represented at the meeting.

    The Board of Directors recommends that shareholders vote "FOR" the increase in shares, as the Plan provides a means of compensating management, employees, and consultants of the Company without utilizing the Company's cash resources. Moreover, the Board of Directors believes that the Plan will better align the interests of the Company's employees, officers, directors, consultants and advisors with the interests of the Company's shareholders by providing for increased share ownership which will provide an additional incentive for those persons to work for the success of the Company and to maximize shareholder value. In addition, the Board of Directors believes that the Plan provides an incentive for those persons to put forth maximum efforts for the Company's success in order to maximize the value of the compensation provided to them through the bonus shares and options.

                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

    BDO Seidman, LLP has served as the Company's independent certified public accountants since the Company's fiscal year ended June 30, 1997. A representative of BDO Seidman, LLP is expected to be present at the meeting and is expected to be available to respond to appropriate questions.

                                 OTHER MATTERS

    Management and the Board of Directors of the Company know of no matters to be brought before the Meeting other than as set forth herein. However, if any such other matters properly are presented to the shareholders for action at the Meeting and any adjournments or postponements thereof, it is the intention of the proxy holders named in the enclosed proxy to vote in their discretion on all matters on which the shares represented by such proxy are entitled to vote.

                             SHAREHOLDER PROPOSALS

    Any proposal which a shareholder may desire to present at the 1999 Annual Meeting of Shareholders must be received in writing by the Secretary of the Company not later than September 14, 1999.

                                          BY ORDER OF THE BOARD OF DIRECTORS,

                                          Douglas H. Kelsall, Secretary

                                     PROXY

                            TAVA TECHNOLOGIES, INC.
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                            RECEIPT OF ANNUAL REPORT
                   AND PROXY STATEMENT HEREBY IS ACKNOWLEDGED

    The undersigned hereby constitutes and appoints John Jenkins and Douglas H. Kelsall, and each of them, with full power of substitution, as proxies to vote on behalf of the undersigned all shares which the undersigned may be entitled to vote at the Annual Meeting of Shareholders to be held at Denver Marriott Tech Center, 4900 S. Syracuse Street, Denver, Colorado, on February 16, 1999, at 10:00 a.m., Mountain Standard time, and at any adjournment or adjournments thereof, upon the following:

PROPOSAL NO. 1--ELECTION OF DIRECTORS
                                FOR          AGAINST        ABSTAIN

Robert L. Costello                 / /            / /            / /
John Jenkins                       / /            / /            / /
Kenneth C. O'Brien                 / /            / /            / /
Robert C. Pearson                  / /            / /            / /
Rick L. Schleufer                  / /            / /            / /

(Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

--------------------------------------------------------------------------------

PROPOSAL NO. 2--RESERVATION OF ADDITIONAL SHARES FOR THE 1997 STOCK OPTION AND
  STOCK BONUS PLAN

                  For  / /         Against  / /         Abstain  / /

THE SHARES REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED HEREON WITH RESPECT TO THE ABOVE PROPOSALS, BUT IF NO SPECIFICATION IS MADE THEY WILL BE VOTED FOR ALL NOMINEES AND FOR PROPOSAL NO. 2. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES ON ANY OTHER BUSINESS.

Please mark, date and sign exactly as name appears hereon, including designation as executor, Trustee, etc. if applicable. A corporation must sign in its name by the President or other authorized officer. All co-owners and each joint owner must sign.

Date: ------------------------------                      --------------------------------------------------------
                                                          Signature(s)

                                                          Address if different from that on envelope:

                                                          --------------------------------------------------------
                                                          Street Address

                                                          --------------------------------------------------------
                                                          City, State and Zip Code

Please check if you intend to be present at the meeting:
-------